Table of Contents

Coronado Global Resources Inc. Form 10-Q September 30, 2021

1
EXHIBIT 32.1

CERTIFICATIONS

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the

Quarterly Report of Coronado

Global Resources Inc. (the

“Company”) on Form 10-Q for

the quarterly
period ended September 30, 2021,

as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of

the undersigned

officers of

the company

certifies, pursuant

to 18

U.S.C. Section

1350, as

adopted pursuant

to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.

The Report fully complies

with the requirements of

Section 13(a) or 15(d) of the Securities

Exchange Act of

1934;
and

2.

The information contained in the Report

fairly presents, in all material

respects, the financial condition and results
of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Garold Spindler
Garold Spindler
Managing Director and Chief Executive Officer

/s/ Gerhard Ziems
Gerhard Ziems
Group Chief Financial Officer

Date: November 8, 2021.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.

Section 1350 and is not being filed as part of the
Report or as a separate disclosure document.

A signed original of this written

statement required by Section

906 has been provided to

the Company and will be retained
by the Company and furnished to the Securities and Exchange Commission or its staff on request.